3Q19 Earnings October 22nd, 2019 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the proposed acquisition by CIT of Mutual of Omaha Bank described herein, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to the proposed transaction described in this presentation do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT experiences (A) difficulties and delays in integrating CIT’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits, or (B) business disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; or (vii) changes in asset quality, credit risk, interest rates, capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in our presentation dated October 22, 2019 which is posted on the Investor Relations page of our website at http://ir.cit.com and filed on Form 8-K. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.

Strategies 3Q19 Accomplishments 1 Grow Core Businesses Deepen client relationships Innovate with value Average core loan and lease growth(1) of 2% from prior quarter and 8% from the year-ago quarter Pending acquisition of Mutual of Omaha Bank to provide low-cost stable Homeowners Association deposits and expand our commercial banking franchise 2 Optimize Balance Sheet Enhance funding and deposits Optimize capital structure Issued $550 million in senior unsecured bank notes due 2025 at 2.969% with investment grade S&P rating Tangible book value per share of $55.60, up 11% in the past year(1) 3 Enhance Operating Efficiency Maintain vigilance on expenses Improve operating leverage Continued disciplined expense management Remain on track to achieve operating expense reduction target 4 Maintain Strong Risk Management Maintain credit discipline on structures while focusing on strong collateral Maintain strong liquidity and capital risk management practices Maintained strong credit performance and disciplined underwriting standards Credit reserves stable at 1.55% of the total portfolio and 1.87% of Commercial Banking portfolio Executing on Our Strategies Average core loan and lease growth and TBV per share are non-GAAP measures. Refer to the Non-GAAP reconciliations in the appendix. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes Legacy Consumer Mortgages, NACCO and Non-Strategic Portfolios.

Net income available to common shareholders increased $15 million and diluted EPS increased $0.17 Diluted income per common share increased 13% Noteworthy items positively impacted net income by $20 million including $53 million tax benefit partially offset by $33 million after-tax charges impacting operating expenses(3) Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 20 for additional detail. Quarterly Earnings Summary – Reported(1) Net income available to common shareholders increased $11 million and diluted EPS increased $0.35 Diluted income per common share increased 31% Year-ago quarter included $2 million after-tax net benefit related to Noteworthy Items(3) vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders decreased $6 million and diluted EPS decreased $0.04 Diluted income per common share decreased 3% Effective tax rate of 24% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net income available to common shareholders decreased $11 million and diluted EPS increased $0.12 Diluted income per common share increased 10% vs. Prior Quarter vs. Year-ago Quarter

Certain balances may not sum due to rounding. EPS based on 95.0 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Third Quarter Impact of Noteworthy Items (Non-GAAP)(1) Canadian Tax Assertion Change: $53 million ($0.56 per diluted common share) positive tax provision resulting from the assertion of indefinite reinvestment of undistributed earnings in our Canadian operations Building Impairment: $22 million after tax ($0.23 per diluted common share) impairment related to the sale of our Livingston, NJ office building Restructuring Charge: $11 million after tax ($0.12 per diluted common share) restructuring charge related to our strategic initiatives to support operating efficiency improvement

Net Finance Revenue decreased by $7 million driven by: Declines in: Income on loans and cash & investment securities from lower market rates Purchase accounting accretion Income from interest recoveries on commercial loans Partially offset by lower maintenance expense from productivity initiatives and a $3 million lease warranty recovery Net Finance Margin decreased by 7bps due to the trends mentioned above Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue decreased by $28 million, driven by: Higher interest costs driven by a higher level of deposits Lower net operating lease revenue reflecting lower operating leases due to the sale of NACCO (sold in 4Q18) Partially offset by higher interest income from commercial loan growth Net Finance Margin decreased by 30 bps, driven by higher deposit rates and lower operating lease net yields in Rail partially offset by lower borrowing costs from decreases in unsecured, secured, and FHLB debt balances Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Walk 3Q18 to 3Q19 (6) bps driven by lower market rates on cash & investment and loans, slightly offset by asset mix shift 4 bps from higher rail net operating lease revenue driven by lower maintenance costs partially offset by lower gross yields (4) bps from lower PAA, interest recoveries and prepayment benefits Decline in non maturity deposit rates was offset by upward repricing of term CD rates (1) bp due to lower borrowing costs See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion net of income associated with indemnification asset. Net Finance Margin Trends – Excluding Noteworthy Items(1) (2) bps from cash & investment income, loan income, and asset mix shift (10) bps from decrease in rail net operating lease yields 4 bps primarily from increased interest income from the expiration of the indemnification asset offset by lower PAA, interest recoveries and prepayment benefits (42) bps from higher deposit rates 19 bps from reduction in borrowing costs reflecting liability management actions (2) vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 2Q19 to 3Q19 (2)

Other non-interest income decreased $5 million from the prior quarter due to: Lower other revenues from a decrease in net gains on sale of loans in Commercial Finance Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $4 million from the year-ago quarter due to: Higher property tax income from the adoption of the lease accounting standard in 2019 Higher gains on sale of leasing equipment Lower factoring commissions Lower gain on investment securities Lower other revenues, which included lower income on derivatives partially offset by higher net gains on the sale of loans Other Income vs. Prior Quarter vs. Year-ago Quarter

Operating Expenses decreased $1 million due to: Higher advertising and marketing costs, primarily driven by higher costs related to deposit gathering Higher professional fees, primarily due to elevated costs related to the pending Mutual of Omaha Bank transaction Lower employee costs Lower other operating expenses, primarily in the Consumer Banking segment Operating Expenses(1) – Excluding Noteworthy Items(2) Operating Expenses increased $4 million compared to the year-ago quarter due to: Higher advertising and marketing costs, primarily driven by higher costs related to deposit gathering Higher professional fees, primarily due to elevated costs related to the pending Mutual of Omaha Bank transaction Lower FDIC insurance costs The gross-up of property taxes and the expensing of lease origination costs previously capitalized due to the adoption of the new lease accounting standard in 2019 Decrease in other expenses, primarily in the Consumer Banking segment vs. Prior Quarter vs. Year-ago Quarter All Other Expenses Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). (3)

Average earning assets remained essentially unchanged Average investment securities decreased in the current quarter, while average commercial loans increased Average loans and leases increased by 1%, reflecting 2% growth in core portfolios partially offset by a decrease in LCM from the sale of non-performing loans and continued run-off Consolidated Average Balance Sheet Average loans and leases increased by 2% reflecting 8% growth in core portfolios partially offset by a reduction in Rail operating leases from the NACCO sale in 4Q18 and a decrease in the LCM portfolio from the sale of non-performing loans and continued run-off of LCM loans Core portfolio growth primarily driven by growth in Commercial Finance, Business Capital and Other Consumer Banking vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes our Non-Strategic Portfolios segment.

Commercial Banking and Consumer Banking Average Loans and Leases(1)

Commercial Banking



($ in billions)
$30.0
$29.4
$29.8
$30.0
$30.5
6.9
7.1
7.1
7.2
7.4
5.4
5.5
5.4
5.3
5.4
6.4
6.5
6.5
6.5
6.5
10.1
10.3
10.8
10.9
11.1
3Q18
4Q18
1Q19
2Q19
3Q19
Commercial Finance
Rail, N.A.
NACCO
Real Estate Finance (2)
Business Capital

Consumer Banking



$6.4
$6.5
$6.6
$6.7
$6.6
3.4
3.6
3.8
4.0
4.3
3.0
2.8
2.7
2.6
2.3
3Q18
4Q18
1Q19
2Q19
3Q19
Legacy Consumer Mortgages (LCM)
Other Consumer Banking

Highlights

Core Average Loans and Leases(3)

- **Vs. Prior Quarter:** +2%
- **Vs. Year-ago Quarter:** +8%

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases increased 2%, primarily driven by growth in Commercial Finance and Business Capital
- **Vs. Year-ago Quarter:** Average loans and leases increased 2%, driven by growth in core portfolios partially offset by the sale of NACCO

Consumer Banking

- **Vs. Prior Quarter:** Average loans were down slightly as new business volume in the Other Consumer Banking division was offset by the sale of a LCM non-performing loan pool and continued run-off of the LCM portfolio
- **Vs. Year-ago Quarter:** Average loans increased 4% as new business volume in the Other Consumer Banking division was partially offset by the sale of a LCM non-performing loan pool and continued run-off of the LCM portfolio

Certain balances may not sum due to rounding.

(1) Net of credit balances of factoring clients and including assets held for sale.

(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $470 million, $495 million, $517 million, $551 million, and $582 million for 3Q19, 2Q19, 1Q19, 4Q18, and 3Q18, respectively.

(3) Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP), and totaled $34,798 million, $34,014 million, $33,602 million, $33,002 million, and $32,224 million for 3Q19, 2Q19, 1Q19, 4Q18, and 3Q18, respectively.

CIT | 3Q19 Earnings 11

Average Funding Mix Average deposits represented approximately 85% of CIT’s funding, unchanged from the prior quarter and up from 78% in the year-ago quarter Average deposits from the prior quarter decreased $0.2 billion, reflecting a decline in CDs within the online channel, which was mostly offset by growth in online savings deposits, as we continue to execute on our strategy to shift our deposit base from time deposits to non-maturity deposits Average unsecured borrowings comprised 9% of the funding mix The weighted average coupon on our unsecured senior and subordinated debt was 4.76% with a weighted average maturity of ~4.4 years Certain balances may not sum due to rounding.

Average deposit costs increased slightly primarily as the decline in non-maturity deposit rates was offset by upward repricing of term CD rates Average deposit balances decreased modestly as continued growth in online savings deposits was offset by a reduction in online term CDs Average Deposit Mix and Cost of Deposits Average deposit costs increased 40 bps, primarily from increases in market rates and customer migration from lower rate deposits Average deposits increased 12% driven by growth in our online savings deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions)

Capital levels remain strong Repurchased 61 thousand common shares during the quarter at an average price of $49.98 per share Capital actions in the quarter also included a regular quarterly cash dividend of $0.35 per common share CET1 ratio remained at 11.6%, reflecting quarterly earnings, RWA growth and a decrease in our disallowed deferred tax assets Strong Capital Position CET1 ratio and total capital ratio decreased approximately 80 basis points, primarily driven by capital return Capital ratios for the current quarter are preliminary. Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio vs. Prior Quarter vs. Year-ago Quarter

Non-accrual loans increased $27 million, primarily driven by an increase in the Commercial Finance and Business Capital divisions partially offset by the sale of non-performing LCM loans Net charge-offs of $26 million were down from $31 million in the prior quarter, primarily driven by a decrease in the Business Capital division The allowance for loan loss reserves remained relatively unchanged at 1.55% of total loans The Commercial Banking Segment accounts for most of the reserve at 1.87% of commercial loans Asset Quality Trends Non-accrual loans decreased by $20 million, primarily driven by the sale of non-performing loans in the LCM portfolio in the current quarter Net charge-offs of $26 million remained relatively unchanged The allowance for loan losses as a percentage of loans remained essentially unchanged As a percent of average loans, excluding loans held for sale. Non-accrual Loans & Net Charge-offs Allowance for Loan Losses (ALLL) vs. Prior Quarter vs. Year-ago Quarter ($ in millions) (1)

2019 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). The numerator is net income from continuing operations plus tax-affected intangible asset amortization. The denominator is average tangible common equity less the average disallowed deferred tax asset.

Fourth Quarter 2019 Outlook See Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses excluding amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $13 to $15 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $22 to $25 million annually with an offset in other non-interest income. 4Q19 CET1 Ratio target – Mid-to-high 11% range 4Q19 ROTCE target – 9.5% to 10% (normalized for preferred dividend)

Executing on Our Strategies Pillar 1 Grow Core Businesses 2 Optimize Balance Sheet 3 Enhance Operating Efficiency 4 Maintain Strong Risk Management Delivering on our plan to improve returns and unlock the full potential of

Appendix

Quarterly Noteworthy Items Per share impact based on 95 million, 105 million, 114 million, 125 million, and 132 million average diluted shares outstanding for 3Q19, 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking Commercial Finance: Middle-market lender with expertise in targeted industries and products. Business Capital: Leading equipment lessor and lender; among the nations largest providers of factoring services. Rail: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Real Estate Finance: Leading lender to commercial real estate investors and developers. Other Consumer Banking: Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches. Direct Banking channel offers online savings accounts and CDs nationally. Legacy Consumer Mortgages (non-core): Run-off legacy consumer mortgage portfolio. (3Q19; $ in billions) (1) Commercial Banking

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Net of credit balances of factoring clients. Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Other Consumer Banking

Business Reserve Impact Capital Impact Key Considerations Commercial Marginal Yes Shorter contractual maturities and quality of collateral Consumer - Non PCI Moderate Yes Increase primarily driven by LCM - Non PCI portfolio Longer remaining contractual maturity Consumer - PCI Significant No While reserve for PCI portfolio increases significantly, equity not impacted as CECL reserve replaces existing non-accretable discount with a corresponding increase in loan balance Currently estimating a modest reduction in Tangible Book Value (excludes the impact of Mutual of Omaha Bank acquisition) Estimated Capital Impact: $50-$100 million decrease to Tangible Book Value Estimated Reserve Impact: $200-$300 million increase in reserves largely driven by the CECL transition rules related to the Purchased Credit Impaired (“PCI”) Loans in the Legacy Consumer Mortgage (“LCM”) portfolio Estimated range assumes moderate economic growth, low levels of unemployment and stable credit environment We continue to validate and implement CECL models and methodologies; estimates are subject to change $200-$300mn $50-$100 mn Note: Impact on investment portfolio is not meaningful given High Quality Liquid Asset composition Current Expected Credit Loss (CECL) – Day 1 Impact

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.